Exhibit 99.1

FOR IMMEDIATE RELEASE

Xperi Inc. Announces Fourth Quarter and Full Year 2025 Results

Achieved 5.3 Million Monthly Active Users on the TiVo One Ad Platform

Increased DTS AutoStage Footprint by 40 Percent to Reach 14 Million Vehicles at Year End

Company Expects to Double Media Platform Revenue and Achieve Positive Free Cash Flow in 2026

San Jose, Calif. (February 25, 2026) – Xperi Inc. (NYSE: XPER) (the “Company” or “Xperi”), a media and entertainment technology company that invents, develops, and delivers technologies that enable extraordinary experiences, today announced fourth quarter and full-year 2025 financial results for the periods ended December 31, 2025.

“In 2025 we achieved key milestones which clearly demonstrate the significant progress we have made toward our growth goals. Perhaps most importantly, we grew our monthly active user base on the TiVo One Ad Platform by over 250 percent from approximately 1.5 million at the end of 2024 to over 5.3 million at the end of 2025. We also increased our DTS AutoStage footprint by 40 percent to reach 14 million vehicles at year end. We believe our success in growing our large and unique global footprint over the past few years has positioned us to accelerate our monetization efforts through advertising and data solutions,” said Jon Kirchner, chief executive officer of Xperi. “From a financial perspective, our strong operational execution drove meaningful year-over-year improvement in adjusted EBITDA and operating cash flow during 2025.”

“As we look ahead to 2026, we have line-of-sight toward our initial goal of 7 million monthly active users and are keenly focused on our goal of growing advertising revenue. We have made critical investments over the past three years to drive revenue growth and believe we are now at an inflection point for audience monetization. Consequently, in 2026, we expect to double Media Platform revenue and to achieve positive free cash flow for the year.”

Financial Highlights

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP Highlights ($ millions, except per share data)
Revenue	$116.5	$122.4	$448.1	$493.7	[1]
GAAP operating loss	$(14.8)	$(14.3)	$(43.7)	$(87.1)
GAAP net income (loss)[2]	$(17.1)	$46.2	$(56.3)	$(14.0)
GAAP diluted earnings (loss) per share[2]	$(0.37)	$1.02	$(1.23)	$(0.31)

Non-GAAP[3] Highlights ($ millions, except per share data)
Revenue	$116.5	$122.4	$448.1	$493.7	[1]
Non-GAAP operating income	$16.7	$17.5	$52.9	$49.5
Non-GAAP net income[2]	$11.3	$17.7	$36.3	$44.6
Non-GAAP diluted earnings per share[2]	$0.24	$0.39	$0.78	$0.97
Non-GAAP adjusted EBITDA	$22.3	$22.7	$77.0	$74.2

1 The contribution from Perceive, which was divested on October 2, 2024, accounted for approximately $5.3 million of revenue in FY2024.

2 Attributable to the Company.

3 For further information on supplemental non-GAAP metrics included in this press release, refer to the “Non-GAAP Financial Measures” description and “GAAP to Non-GAAP Reconciliations” provided in the financial statement tables.

Recent Key Operating Achievements

Media Platform

Strong growth in footprint along with new advertising partnerships are expected to drive our monetization opportunity

•
TiVo One monthly active users reached 5.3 million as of year end, exceeding the 2025 goal of 5 million.
•
ARPU for TiVo One was $7.80 at year end.
•
Secured advertising reseller partnerships for TiVo One's growing ad inventory with Titan Ads in Europe, and OpenGlass and Anoki in the United States.

Connected Car

Continued strong growth in the Connected Car platform footprint as well as new automotive OEM programs that are expected to enable acceleration in long-term monetization

•
Signed Mercedes Benz to launch DTS AutoStage video service powered by TiVo, making Mercedes the first car brand to offer all four of Xperi’s connected car solutions: HD Radio, DTS:X immersive sound, AutoStage audio, and video powered by TiVo.
•
DTS AutoStage expansion continued, achieving over 14 million vehicles on the platform by year end and reaching important scale to enable in-car monetization trials.
•
Launched HD Radio in several new models from manufacturers including Toyota, Honda and Audi, and signed a multi-year program for HD Radio with a large US-based Tier 1 supplier.
•
Signed a multi-year DTS audio deal with a large Asian Tier 1 supplier, which is expected to secure the DTS decoder technology in a number of future car programs.

Pay TV

Video-over-broadband continued double-digit subscriber growth with key renewals demonstrating partner commitment to the TiVo platform

•
IPTV subscriber households increased 25% year-over-year, reaching 3.25 million at year end.
•
Signed multi-year agreements with ClaroVTR, the largest Pay-TV operator in Chile, for IPTV services, and with Frontier Communications for content discovery services.
•
Canadian-based telecom operator Cogeco signed a multi-year agreement for classic guides technology.

Consumer Electronics

Continued trend of securing long-term renewals with commitments to our technology

•
Continued to expand the IMAX®Enhanced* program with new product categories, including high-end earbuds, adoption of the program by Yamaha, and a contract renewal from Onkyo.
•
Signed a decoder and post-processing contract renewal with Sound United, which owns premium brands including Denon and Marantz.
•
Signed multi-year agreement with a leader in the PC space covering sound technologies for consumer products as well as extending audio technology penetration into its commercial products.

* IMAX® Enhanced is a certification and licensing program operated by IMAX Corporation and DTS, Inc.

Financial Outlook

The Company is providing the following outlook for fiscal year 2026:

Category	Outlook
Revenue	$440M to $470M
Adjusted EBITDA Margin[1,2]	17% to 19%
Operating Cash Flow	$15M to $25M
Capital Expenditures[3]	$15M to $20M
Non-GAAP Tax Expense[2]	~$20M
Basic and Fully Diluted Share Count	48M to 49M
Stock-based Compensation	~$31M

1 See discussion of “Non-GAAP Financial Measures” below.

2 With respect to Adjusted EBITDA Margin and Non-GAAP Tax Expense, the Company has determined that it is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure with a reasonable degree of confidence in its accuracy without unreasonable effort, as items including restructuring and impacts from discrete tax adjustments and tax law changes are inherently uncertain and depend on various factors, many of which are beyond the Company's control.

3 Capital Expenditures is defined as the sum of two items from the Consolidated Statements of Cash Flows: Capitalized Internal-Use Software and Purchases of Property and Equipment.

Conference Call Information

The Company will hold its fourth quarter and full year 2025 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Wednesday, February 25, 2026. To access the call toll-free, please dial 1-888-596-4144, otherwise dial 1-646-968-2525. The conference ID is 5483252. All participants should dial in 15 minutes prior to the start of the call using the conference ID listed above. Alternatively, the call can be accessed via the following webcast link: Xperi Q4 and Full Year 2025 Earnings Call.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding: expectations regarding our future results of operations and financial position, margin expansion and overall growth, including, without limitation, expectations regarding free cash flow, revenue growth and Adjusted EBITDA Margin growth, improved profitability, long term shareholder value, objectives for future operations, and ongoing strategies and operating initiatives, including, without limitation, our cost management focus and monetization goals, timing, and expectations, including, without limitation, expectations regarding growth in the Media Platform business, including through advertising partnerships, monetization of AutoStage platform in Connected Car, footprint growth and strategy, program growth, and expansion of advertising partnerships and revenue, monthly active users, and other objectives. These forward-looking statements are based on information available to the Company as of the date hereof, as well as the Company’s current expectations, assumptions, estimates and projections that involve risks and uncertainties. In some cases, you can identify forward-looking statements by the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “target,” “goal,” and similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025, to be filed with the Securities and Exchange Commission (the “SEC”), and our other filings with the SEC from time to time. Any forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company does not assume any obligation to, and does not intend to, publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About Xperi Inc.

Xperi invents, develops, and delivers technologies that enable extraordinary experiences. Xperi technologies, delivered via its brands (DTS®, HD Radio™, TiVo®) are integrated into consumer devices and media platforms worldwide, powering smart devices, connected cars and entertainment experiences, including IMAX®Enhanced, a certification and licensing program operated by IMAX Corporation and DTS, Inc. Xperi has created a unified ecosystem that reaches highly engaged consumers, driving increased value for partners, customers and consumers.

©2026 Xperi Inc. All Rights Reserved. Xperi, TiVo, DTS, HD Radio and their respective logos are trademark(s) or registered trademark(s) of Xperi Inc. or its subsidiaries in the United States and other countries. IMAX is a registered trademark of IMAX Corporation. All other trademarks and content are the property of their respective owners.

Definition for TiVo One Monthly Active User

Xperi defines a “TiVo One Monthly Active User” as a unique device that has connected to the TiVo video service, which includes the TiVo One advertising platform, at least once within the last 30 days. The TiVo One advertising platform integrates with the device’s operating system on certain “Powered by TiVo” devices, including smart TVs and video-over-broadband products.

Calculation of Average Revenue Per User for TiVo One

Average Revenue Per User (ARPU) for TiVo One is calculated by dividing monetization revenue within Media Platform for the trailing four quarters by the average number of TiVo One Monthly Active Users during that same period. Monetization revenue includes all advertising and data monetization revenue from the TiVo One platform and from other parts of our Media Platform business. This metric helps investors and management measure how effectively the Company monetizes its user base through advertising and data on its platforms.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company’s press release contains non-GAAP financial measures, including Non-GAAP Operating Income/(Loss), Non-GAAP Net Income/(Loss) attributable to the Company, Non-GAAP Net Income/(Loss) Per Share attributable to the Company, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Free Cash Flow, and Non-GAAP Tax Expense.

Non-GAAP Operating Income/(Loss) is defined as GAAP Operating Income/(Loss), less the impact of stock-based compensation; amortization of intangible assets; transaction, integration and restructuring costs; severance and retention costs; and other items not indicative of our ongoing operating performance.

Non-GAAP Net Income/(Loss) attributable to the Company is defined as GAAP Net Income/(Loss) attributable to the Company excluding the impact of stock-based compensation; amortization of intangible assets; transaction, integration and restructuring costs; severance and retention costs; and other items not indicative of our ongoing operating performance; and related tax effects for each adjustment.

Non-GAAP Net Income/(Loss) Per Share attributable to the Company is defined as Non-GAAP Income/(Loss) attributable to the Company divided by Non-GAAP weighted average shares outstanding - diluted.

Non-GAAP Adjusted EBITDA is defined as GAAP Net Income/(Loss), less the impact of interest expense; provision for income taxes; stock-based compensation; depreciation expense; amortization of intangible assets; amortization of capitalized cloud computing costs; transaction, integration and restructuring costs; severance and retention costs; and other items not indicative of our ongoing operating performance.

Non-GAAP Adjusted EBITDA Margin is defined as Non-GAAP Adjusted EBITDA divided by total revenue.

Free Cash Flow is defined as net cash from operating activities, less cash investments for capitalized internal-use software and purchases of property and equipment.

Non-GAAP Tax Expense is defined as the GAAP provision for income taxes, adjusted to reflect the net direct and indirect income tax effects of the various non-GAAP pretax adjustments.

Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company’s ongoing business and financial performance and provide a better understanding of our core operating results reflecting our normal business operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as adjusted EBITDA, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables attached hereto. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported GAAP to non-GAAP financial measures.

Xperi Investor Contact:

Idalia Rodriguez

Arbor Advisory Group

+1 203-293-3325

ir@xperi.com

Media Contact:

Tom Huntington

+1 619-743-9057
thomas.huntington@xperi.com

– Tables Follow –

SOURCE: XPERI INC.

XPER-E

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XPERI INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$116,507	$122,362	$448,105	$493,688
Operating expenses:
Cost of revenue, excluding depreciation and amortization of intangible assets	34,422	27,563	126,648	113,756
Research and development	35,799	42,163	135,054	191,352
Selling, general and administrative	49,493	52,168	181,869	218,106
Depreciation expense	3,603	2,858	13,426	12,638
Amortization expense	7,986	10,361	34,839	43,376
Impairment of long-lived assets	—	1,535	—	1,535
Total operating expenses	131,303	136,648	491,836	580,763
Operating loss	(14,796)	(14,286)	(43,731)	(87,075)
Interest and other income, net	1,230	(3,882)	6,093	829
Interest expense - debt	(727)	(756)	(2,979)	(3,008)
Gain on divestitures	—	77,899	—	100,833
(Loss) income before taxes	(14,293)	58,975	(40,617)	11,579
Provision for (benefit from) income taxes	2,792	(3,989)	15,722	12,448
Net (loss) income	(17,085)	62,964	(56,339)	(869)
Less: net income attributable to noncontrolling interest	—	16,748	—	13,139
Net (loss) income attributable to the Company	$(17,085)	$46,216	$(56,339)	$(14,008)
Net (loss) income per share attributable to the Company:
Basic	$(0.37)	$1.03	$(1.23)	$(0.31)
Diluted	$(0.37)	$1.02	$(1.23)	$(0.31)
Weighted-average number of shares used in computing net (loss) income per share attributable to the Company - basic	46,555	44,691	45,869	45,057
Weighted-average number of shares used in computing net (loss) income per share attributable to the Company - diluted	46,555	45,522	45,869	45,057

XPERI INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$96,824	$130,564
Accounts receivable, net	56,838	58,745
Unbilled contracts receivable, net	78,320	83,075
Prepaid expenses and other current assets	23,631	32,488
Deferred consideration from divestiture	11,880	—
Total current assets	267,493	304,872
Note receivable, noncurrent	31,928	29,702
Deferred consideration from divestiture, noncurrent	8,015	18,217
Unbilled contracts receivable, noncurrent	67,417	45,396
Property and equipment, net	51,926	44,473
Operating lease right-of-use assets	27,557	30,082
Intangible assets, net	128,882	163,714
Deferred tax assets	5,281	7,228
Other noncurrent assets	27,330	24,076
Total assets	$615,829	$667,760
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$12,352	$16,979
Accrued liabilities	82,160	94,420
Deferred revenue	16,137	23,950
Short-term debt	—	50,000
Total current liabilities	110,649	185,349
Long-term debt	40,000	—
Deferred revenue, noncurrent	15,072	20,932
Operating lease liabilities, noncurrent	21,487	19,932
Deferred tax liabilities	1,428	1,491
Other noncurrent liabilities	13,118	10,979
Total liabilities	201,754	238,683
Equity:
Common stock	47	44
Additional paid-in capital	1,314,249	1,274,561
Accumulated other comprehensive loss	(4,438)	(6,084)
Accumulated deficit	(895,783)	(839,444)
Total equity	414,075	429,077
Total liabilities and equity	$615,829	$667,760

XPERI INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(56,339)	$(869)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	40,683	60,541
Amortization of intangible assets	34,839	43,376
Depreciation of property and equipment	13,426	12,638
Gain from divestitures	—	(100,833)
Deferred income taxes	2,255	(2,933)
Accrued interest income from note receivable	(2,226)	(2,026)
Accretion of discount from deferred consideration from divestitures	(1,678)	(1,061)
Loss from deconsolidation of Perceive subsidiary	—	4,839
Impairment of long-lived assets	—	1,535
Other	4,938	1,225
Changes in operating assets and liabilities:
Accounts receivable	(586)	(5,496)
Unbilled contracts receivable	(18,016)	(46,315)
Prepaid expenses and other assets	6,494	11,071
Accounts payable	(4,695)	(3,041)
Accrued and other liabilities	(5,937)	(25,325)
Deferred revenue	(13,673)	(2,666)
Net cash used in operating activities	(515)	(55,340)
Cash flows from investing activities:
Capitalized internal-use software	(15,593)	(11,715)
Purchases of property and equipment	(5,384)	(5,043)
Purchases of intangible assets	(7)	(195)
Net proceeds from divestitures	—	67,773
Net cash (used in) provided by investing activities	(20,984)	50,820
Cash flows from financing activities:
Repayment of short-term debt	(50,000)	—
Withholding taxes related to net share settlement of equity awards	(6,966)	(7,215)
Payment of debt issuance costs	(1,249)	—
Repayment of long-term debt	(1,100)	—
Repurchases of common stock	—	(19,990)
Proceeds from long-term debt	41,100	—
Proceeds from issuance of common stock under employee stock purchase plan	5,974	7,855
Net cash used in financing activities	(12,241)	(19,350)
Net decrease in cash and cash equivalents	(33,740)	(23,870)
Cash and cash equivalents at beginning of period (1)	130,564	154,434
Cash and cash equivalents at end of period	$96,824	$130,564

(1) Including $12,349 classified as held for sale at December 31, 2023.

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of net (loss) income attributable to the Company:
GAAP net (loss) income attributable to the Company	$(17,085)	$46,216	$(56,339)	$(14,008)
Adjustments to GAAP net loss attributable to the Company:
Stock-based compensation(1)	8,614	15,232	40,683	60,541
Amortization of intangible assets	7,986	10,361	34,839	43,376
Impairment of long-lived assets	—	1,535	—	1,535
Gain on Perceive divestiture attributable to the Company	—	(59,485)	—	(59,485)
Loss from deconsolidation of Perceive subsidiary	—	4,839	—	4,839
Gain on AutoSense divestiture	—	—	—	(22,934)
Transaction, integration and restructuring related costs:
Transaction, integration and restructuring costs(2)	364	3,731	616	18,858
Severance and retention(3)	14,529	1,073	20,545	13,468
Income tax adjustment(4)	(3,146)	(5,820)	(4,019)	(1,608)
Non-GAAP net income attributable to the Company	$11,262	$17,682	$36,325	$44,582
(1) Stock-based compensation included in above line items:
Cost of revenue, excluding depreciation and amortization of intangible assets	$614	$792	$3,385	$3,216
Research and development	$2,371	$5,245	$12,768	$20,634
Selling, general and administrative	$5,629	$9,195	$24,530	$36,691
(2) Transaction, integration and restructuring costs included in above line items:
Research and development	$—	$1,438	$—	$5,759
Selling, general and administrative	$364	$2,125	$607	$11,856
Interest and other income, net	$—	$168	$9	$1,243
(3) Severance and retention included in above line items:
Cost of revenue, excluding depreciation and amortization of intangible assets	$2,304	$38	$2,581	$1,108
Research and development	$8,147	$666	$10,994	$9,344
Selling, general and administrative	$4,078	$369	$6,970	$3,016
(4) The provision for income taxes is adjusted to reflect the net direct and indirect income tax effects of the various non-GAAP pretax adjustments.
Reconciliation of net income per share attributable to the Company:
GAAP net loss attributable to the Company	$(0.37)	$1.02	$(1.23)	$(0.31)
Adjustments to GAAP net loss per share attributable to the Company:
Stock-based compensation	0.19	0.33	0.89	1.34
Amortization of intangible assets	0.17	0.23	0.76	0.96
Impairment of long-lived assets	—	0.03	—	0.03
Gain on Perceive divestiture attributable to the Company	—	(1.31)	—	(1.32)
Loss from deconsolidation of Perceive subsidiary	—	0.11	—	0.11
Gain on AutoSense divestiture	—	—	—	(0.51)
Transaction, integration and restructuring related costs	0.32	0.11	0.46	0.72
Income tax adjustment	(0.07)	(0.13)	(0.09)	(0.04)
Difference in shares used in calculation	—	—	(0.01)	(0.01)
Non-GAAP net income per share attributable to the Company	$0.24	$0.39	$0.78	$0.97
GAAP weighted-average number of shares - diluted	46,555	45,522	45,869	45,057
Non-GAAP weighted-average number of shares - diluted	47,021	45,522	46,663	45,949

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP operating loss	$(14,796)	$(14,286)	$(43,731)	$(87,075)
Adjustments to GAAP operating loss:
Stock-based compensation	8,614	15,232	40,683	60,541
Amortization of intangible assets	7,986	10,361	34,839	43,376
Impairment of long-lived assets	—	1,535	—	1,535
Transaction, integration and restructuring related costs:
Transaction, integration and restructuring costs	364	3,563	607	17,615
Severance and retention	14,529	1,073	20,545	13,468
Non-GAAP operating income	$16,697	$17,478	$52,943	$49,460

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Computation of adjusted EBITDA and EBITDA margin:
GAAP net (loss) income	$(17,085)	$62,964	$(56,339)	$(869)
Adjustments to GAAP net loss:
Interest expense	513	922	3,258	3,822
Provision for (benefit from) income taxes	2,792	(3,989)	15,722	12,448
Stock-based compensation	8,614	15,232	40,683	60,541
Depreciation expense	3,603	2,858	13,426	12,638
Amortization of intangible assets	7,986	10,361	34,839	43,376
Amortization of capitalized cloud computing costs	973	1,084	4,236	4,353
Gain on divestitures	—	(77,899)	—	(100,833)
Loss from deconsolidation of Perceive subsidiary	—	4,839	—	4,839
Impairment of long-lived assets	—	1,535	—	1,535
Transaction, integration and restructuring related costs:
Transaction, integration and restructuring costs	364	3,731	616	18,858
Severance and retention	14,529	1,073	20,545	13,468
Non-GAAP Adjusted EBITDA	$22,289	$22,711	$76,986	$74,176
Non-GAAP Adjusted EBITDA Margin(1)	19.1%	18.6%	17.2%	15.0%
(1)Non-GAAP Adjusted EBITDA Margin is calculated by dividing Non-GAAP Adjusted EBITDA, derived as above, by the Company's total revenue, expressed as a percentage.

Computation of free cash flow:
Net cash provided by (used in) operating activities	$4,100	$1,229	$(515)	$(55,340)
Adjustments:
Capitalized internal-use software	(3,432)	(2,540)	(15,593)	(11,715)
Purchases of property and equipment	(2,945)	(1,739)	(5,384)	(5,043)
Non-GAAP free cash flow	$(2,277)	$(3,050)	$(21,492)	$(72,098)